U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): MAY 26, 2006

                        Commission File Number: 000-31987

                              TEXHOMA ENERGY, INC.
                 (Name of Small Business Issuer in its Charter)

               NEVADA                                     20-4858058
 (State or other jurisdiction of               (IRS Employer Identification No.)
  incorporation or organization)

2200 POST OAK BLVD. SUITE 340 HOUSTON, TEXAS                77056
 (Address of principal executive offices)                 (Zip Code)

                                 (832) 260-8713
                           ---------------------------
                            (ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Effective May 26, 2006, Texhoma Energy, Inc. (the "Company") engaged Jewett, Schwartz & Associates, Certified Public Accountants ("JSA") as its principal independent public accountant for the fiscal years ended September 30, 2005 and September 30, 2006. The decision to engage JSA was recommended and approved by the Company's Board of Directors effective May 26, 2006. JSA succeeds the Company's previous independent auditor, Chisholm, Bierwolf &

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Nilson,  LLC,  ("CBN")  who  was  dismissed  by the Company's Board of Directors effective March 3, 2006 (which dismissal is described in greater detail in our amended report on Form 8-K filed with the Commission on April 13, 2006).

     The Company has not previously consulted with JSA regarding either (i) the application of accounting principles to a specific completed or contemplated transaction; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) a reportable event (as provided in Item 304(a)(1)(iv)(B) of Regulation S-B) during the Company's fiscal years ended September 30, 2004 and September 30, 2003, and any later interim period, including the interim period up to and including the date the relationship with CBN ceased. JSA has reviewed the disclosure required by Item 304 (a) before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 (a). JSA did not furnish a letter to the Commission.

                   ------------------------------------------


                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         TEXHOMA  ENERGY,  INC.
                                         --------------------

                                         May 30, 2006

                                         /s/  Frank  A.  Jacobs
                                         --------------------------
                                         Frank  A.  Jacobs,
                                         Chief  Executive  Officer

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